Exhibit 8.1

Subsidiaries	Date of Incorporation /Acquisition	Place of Incorporation	Percentage of ownership

JinkoSolar Technology Limited (“Paker”)*	November 10, 2006	Hong Kong	100%

Jinko Solar Co., Ltd. (“Jiangxi Jinko”)	December 13, 2006	PRC	100%

Zhejiang Jinko Solar Co., Ltd.("Zhejiang Jinko")	June 30, 2009	PRC	100%

Jinko Solar Import and Export Co., Ltd. ("Jinko Import and Export")	December 24, 2009	PRC	100%

JinkoSolar GmbH (“Jinko GmbH”)	April 1, 2010	Germany	100%

Zhejiang Jinko Trading Co., Ltd.("Zhejiang Trading")	June 13, 2010	PRC	100%

Xinjiang Jinko Solar Co., Ltd.	May 30, 2016	PRC	100%

Yuhuan Jinko Solar Co., Ltd.	July 29, 2016	PRC	100%

JinkoSolar (U.S.) Inc. ("Jinko US")	August 19, 2010	USA	100%

Jiangxi Photovoltaic Materials Co., Ltd ("Jiangxi Materials")	December 1, 2010	PRC	100%

JinkoSolar (Switzerland) AG(“Jinko Switzerland”)	May 3, 2011	Switzerland	100%

JinkoSolar (US) Holdings Inc.(“Jinko US Holding”)	June 7, 2011	USA	100%

JinkoSolar Italy S.R.L. (“Jinko Italy”)	July 8, 2011	Italy	100%

JinkoSolar SAS (“Jinko France”)	September 12, 2011	France	100%

Jinko Solar Canada Co., Ltd (“Jinko Canada”)	November 18, 2011	Canada	100%

Jinko Solar Australia Holdings Co. Pty Ltd (“Jinko Australia”)	December 7, 2011	Australia	100%

Jinko Solar Pty Ltd. (“JinkoSolar South Africa”)	April 13, 2012	South Africa	100%

Jinko Solar Japan K.K. (“JinkoSolar Japan”)	May 21, 2012	Japan	100%

JinkoSolar Power Engineering Group Limited (“JinkoSolar Power”)	November 12, 2013	Cayman	100%

Subsidiaries	Date of Incorporation /Acquisition	Place of Incorporation	Percentage of ownership

JinkoSolar WWG Investment Co., Ltd (“WWG Investment”)	April 8, 2014	Cayman	100%

JinkoSolar Comércio do Brazil Ltda (“JinkoSolar Brazil”)	January 14, 2014	Brazil	100%

Projinko Solar Portugal Unipessoal LDA. (“JinkoSolar Portugal”)	February 20, 2014	Portugal	100%

JinkoSolar Mexico S.DE R.L. DE C.V. (“JinkoSolar Mexico”)	February 25, 2014	Mexico	100%

Shanghai Jinko Financial Information Service Co., Ltd	November 7, 2014	PRC	100%

Jinko Solar Technology SDN.BHD. (“JinkoSolar Malaysia”)	January 21, 2015	Malaysia	100%

Jinko Power International (Hongkong) Limited	July 10, 2015	Hong Kong	100%

JinkoSolar International Development Limited**	August 28, 2015	Hong Kong	100%

Jinkosolar Household PV Technology Holding Co., Ltd.	December 30, 2014	Cayman	100%

Jinkosolar Household PV System Ltd.***	January 12, 2015	BVI	100%

Canton Best Limited(“Canton Best BVI”)	September 16, 2013	BVI	100%

Wide Wealth Group Holding Limited(“Wide Wealth Hong Kong”) ****	June 11, 2012	Hong Kong	100%

JinkoSolar (Luxembourg) Holding S.A.R.L	December 20, 2013	Luxembourg	100%

JinkoSolar International Development Limited	August 28, 2015	HongKong	100%

Jinko Power International (U.S.) Inc.	April 26, 2016	USA	100%

JinkoSolar (Thailand). Co., Ltd	October 26, 2015	Thailand	51%

Jinko Power International (HongKong) Limited	October 7, 2015	HongKong	100%

JinkoSolar Investment PTE. LTD.	January 13, 2012	Singapore	100%

Jinko Renewable Energy Development	June 6, 2016	Mexico	100%

Subsidiaries	Date of Incorporation /Acquisition	Place of Incorporation	Percentage of ownership

Solar Park Viborillas S. de R. L. de C.V.	June 6, 2016	Mexico	100%

Energía Solar Cuncunul S. de R.L. de C.V.	June 6, 2016	Mexico	100%

Energía Solar San Ignacio S. de R. L. de C.V.	June 6, 2016	Mexico	100%

Energía Solar Ahu S. de R.L. de C.V.	August 18, 2016	Mexico	100%

Energía Solar Cab S. de R.L. de C.V.	August 18, 2016	Mexico	100%

Energía Solar Maz S. de R.L. de C.V.	August 18, 2016	Mexico	100%

PV Energy Sam S. de R.L. de C.V.	August 18, 2016	Mexico	100%

Jinko Power International PTE. LTD.	April 6, 2016	Singapore	100%

JinkoSolar Development GK	April 18, 2014	Japan	100%

JinkoSolar DevelopmentJapan K.K	January 30, 2014	Japan	100%

Jinko Power (U.S) Holding Inc.	May 5, 2016	USA	100%

Jinko Solar Development (U.S) Inc.	June 27, 2016	USA	100%

Jinko Sweihan (HK) Limited	October 4, 2016	HongKong	100%

JinkoSolar Asia I Limited	October 19, 2016	HongKong	100%

Hirasawa East Japan	October 17, 2016	Japan	100%

Hirasawa West Japan	October 17, 2016	Japan	100%

Jiangxi Green photovoltaic Co., Ltd.	October 21, 2016	PRC	100%

TIRLI SVILUPPO N.3 SOCIETA' AGRICOLA ARESPONSABILITA' LIMITATA	January 18, 2016	Italy	100%

TIRLI SVILUPPO N.5 SOCIETA' AGRICOLA ARESPONSABILITA' LIMITATA	January 18, 2016	Italy	100%

*In the fourth quarter of 2016, Paker disposed of Zhejiang Jinko Financial Leasing Co., Ltd. and closed down JinkoSolar International Limited.

**In the fourth quarter of 2016, JinkoSolar International Development Limited disposed of Jinko Solar (Thailand) Co. Ltd.

***In the fourth quarter of 2016, Jinkosolar Household PV System Ltd. disposed of its household solar project business.

****In the fourth quarter of 2016, Wide Wealth Hong Kong disposed all of the 55% equity interest indirectly held by the Company in Jiangxi JinkoSolar Engineering Co., Ltd. to Shangrao Kangsheng Technology Co., Ltd., a company incorporated with limited liability under the laws of the People’s Republic of China, formed by a buyer consortium led by Mr. Xiande Li, chairman of our board of directors.